                                  A.S.V., INC.
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                  2001              2000              1999
                                                                  ----              ----              ----
BASIC
   Earnings
     Net earnings                                             $     755,668     $   1,450,909    $   1,412,053
                                                              =============     =============    =============

   Shares
     Weighted average number of common
       shares outstanding                                        10,215,855         9,782,919        9,586,032
                                                              =============     =============    =============

   Earnings per common share                                  $         .07     $         .15    $         .15
                                                              =============     =============    =============

DILUTED
   Earnings
     Net earnings                                             $     755,668     $   1,450,909    $   1,412,053
                                                              =============     =============    =============

   Shares
     Weighted average number of common
       shares outstanding                                        10,215,855         9,782,919        9,586,032
     Assuming exercise of options and warrants
       reduced by the number of shares which could
       have been purchased with the proceeds from
       the exercise of such options and warrants                    136,613           183,742          355,584
                                                              -------------     -------------    -------------

     Weighted average number of common and
       common equivalent shares outstanding                      10,352,468         9,966,661        9,941,616
                                                              =============     =============    =============

   Earnings per common share                                  $         .07     $         .15    $         .14
                                                              =============     =============    =============




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